Exhibit 10.48

AMENDED AND RESTATED

SERVICES AGREEMENT

THIS AMENDED AND RESTATED SERVICES AGREEMENT (the “Agreement”) is made and entered into as of this 11th day of March, 2015 by and between AE Holdings Corp., a Massachusetts corporation (the “Company”) and Global Companies LLC, a Delaware limited liability company (“Global”).  The Company and Global are sometimes hereinafter referred to each as a “Party” and collectively as the “Parties”.

W I T N E S S E T H:

WHEREAS, Global is willing to provide certain services to the Company, upon the terms and subject to the conditions herein contained;

WHEREAS, the Company desires to receive such services from Global, upon the terms and subject to the conditions herein contained;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Global hereby agree as follows:

1.              Services.  Global hereby agrees to provide to the Company various services during the Service Period (defined below) similar to those which historically have been provided to the Company by Global (the “Services”).  The Services shall include, without limitation, tax, accounting, treasury and legal.  The Services shall be rendered at such times as are reasonably requested by the Company, giving due regard to Global’s operations and other responsibilities.  The Services may not be expanded except in accordance with Paragraph 9 of this Agreement.

2.              Service Period.  Global shall provide the Services to the Company for such period of time as they shall mutually agree (the “Service Period”); provided, however, either Party may terminate some or all of the Services upon ninety (90) days advance written notice.

3.              Compensation.  In order to reimburse Global, on a non-profit basis, for costs incurred by it in connection with providing the Services, the Company shall pay to Global an amount equal to $15,000.00 per annum, payable in equal monthly installments (the “Monthly Services Fee”); provided, however, subject to approval by the Conflicts Committee of Global Partners LP, the Monthly Services Fee shall be reviewed and amended in order to more accurately and equitably reflect the Services rendered.

4.              Indemnification.  In as much as Global is performing the Services on an at cost basis and not for the purpose of making a profit, the Company shall indemnify and hold harmless Global, and its officers, directors, employees, members, agents and representatives (collectively, the “Indemnitees”) from and against any and all losses, liabilities, damages, claims, and expenses (including reasonable attorneys’ fees and expenses) suffered or incurred by any Indemnitee which arise out of or are related to any action of Global or any of its employees taken while performing Services for the benefit of, or on behalf of, the Company, except to the extent that such losses, liabilities, damages, claims, and expenses are caused by the gross negligence or willful misconduct of Global or any of its employees or agents.

5.              Relationship of the Parties.  Global is retained by the Company only for the purposes and to the extent set forth in this Agreement, and shall serve the Company solely as an independent contractor.  Global shall have no authority to enter into agreements or commitments on behalf of the Company or to bind the Company in any respect, except as expressly authorized in writing by the Company.  Global shall not be entitled to receive any payments from the Company by way of compensation, expenses, reimbursements or otherwise in respect of the Services, except for the reimbursement to be paid as set forth herein.  Nothing contained herein shall be construed as making either Party, or any of its employees, an employee, officer, director or owner of any other Party hereto.

6.              Waivers and Consents.  The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by Global and the Company.  No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar.  Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given.

7.              Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving Party’s address set forth below or to such other address as a Party may designate by notice hereunder, and shall be either (a) delivered by hand, (b) made by confirmed facsimile transmission, (c) sent by overnight courier, or (d) sent by certified or registered mail, return receipt requested, postage prepaid.

If to the Company:	AE Holdings Corp.
800 South Street, Suite 500
P.O. Box 9161
Waltham, Massachusetts 02454-9161
Attention: Secretary
Fax: (781) 398-9211
and
if to Global:	Global Companies LLC
800 South Street, Suite 500
P.O. Box 9161
Waltham, Massachusetts 02454-9161
Attention: Chief Accounting Officer and General Counsel
Fax: (781) 398-9211

All notices, requests, consents and other communications hereunder shall be deemed to have been received:  (a) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above; (b) if made by facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise; (c) if sent by overnight courier, on the next day following the day such mailing is made (or in the case that such mailing is made on a Friday, Saturday or on the day before a legal holiday, on the immediately following business day); or (d) if sent by certified or registered mail, return receipt requested, on the date indicated as the receipt date on such returned receipt, or on the 5th day following the time of such mailing thereof to such address (or in the case that such 5th day is a Saturday, Sunday or a legal holiday, on the immediately following business day), if a receipt is not returned.

8.              Successors and Assigns.  This Agreement may not be assigned in whole or in part without the written consent of all of the non-assigning Parties.  This Agreement shall be binding upon and inure to the benefit of Global and the Company, and each of their respective successors and assigns.

9.              Entire Agreement/Amendment.  This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and except as otherwise provided herein, supersedes all prior agreements or understandings written or oral in respect thereof.  This Agreement may be amended or modified at any time or from time to time only by a written instrument signed by the Parties hereto.

10.       Enforcement.  The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part hereof are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts hereof and the applicability thereof shall not be affected thereby.

11.       Governing Law.  This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of laws principles thereof.

13.       Headings.  The paragraph headings contained herein are for convenience and reference only and shall not be given effect in the interpretation of any term or condition of this Agreement.

14.       Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

AE HOLDINGS CORP.

By:	/s/ Edward J. Faneuil
Edward J. Faneuil
Secretary

GLOBAL COMPANIES LLC

By:	/s/ Edward J. Faneuil
Edward J. Faneuil
Executive Vice President

Signature Page

Amended and Restated Services Agreement – AE Holdings Corp.